Exhibit 99.1

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Max Dutcher
(212) 850-5677

MILLER INDUSTRIES REPORTS 2017 SECOND QUARTER RESULTS

CHATTANOOGA, Tenn. August 9, 2017/PRNewswire/ — Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the second quarter ended June 30, 2017.

For the second quarter of 2017 net sales were $153.1 million, a 1.9% decrease compared to $156.1 million for the second quarter of 2016. Net income in the second quarter of 2017 was $5.4 million, or $0.48 per diluted share, compared to net income of $6.6 million, or $0.58 per diluted share, in the prior year period.

Gross profit for the second quarter of 2017 was $17.6 million, or 11.5% of net sales, compared to $19.0 million, or 12.2% of net sales, for the second quarter of 2016. Selling, general and administrative expenses were $9.1 million, or 5.9% of net sales, compared to $8.3 million, or 5.3% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable September 18, 2017, to shareholders of record at the close of business on September 11, 2017.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company, stated, “During the second quarter, we continued to build on a strong start to 2017 with a solid performance, compared to a historical high in the prior year quarter. We continued to see positive trends in both our domestic and international businesses. Top line results were consistent with our performance from previous quarters, driven by steady demand for our products and a favorable underlying environment. Our fundamentals also remain steady, as reflected by our healthy balance sheet and strong backlog.”

Mr. Badgley added, “In addition to our solid financial performance, we continued to execute on our strategic objectives to better position our business for the future. I am pleased to report the construction on our Pennsylvania facility is nearing completion, and we continue to progress on our capital projects in Tennessee. As a result of these initiatives, we are improving both production efficiency and capacity to meet our growing demand.”

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MILLER INDUSTRIES REPORTS 2017 SECOND QUARTER RESULTS	PAGE 2

Mr. Badgley concluded, “As we enter the second half of 2017, I am encouraged by the continued direction of our business. We remain committed to maintaining a healthy balance sheet, streamlining our operations, and enhancing our production capabilities. We will continue to pursue and foster growth opportunities, and create value for our shareholders.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, Thursday August 10, 2017, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/22066

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through August 24, 2017. The replay number is 1-844-512-2921, Passcode 7276898.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2017 SECOND QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2016, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our Company.

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Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2017	2016	Change	2017	2016	Change
NET SALES	$153,089	$156,113	-1.9%	$302,022	$304,928	-1.0%

COSTS OF OPERATIONS	135,486	137,076	-1.2%	269,024	272,921	-1.4%

GROSS PROFIT	17,603	19,037	-7.5%	32,998	32,007	3.1%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	9,066	8,318	9.0%	18,110	16,328	10.9%

Interest Expense, Net	315	259	21.6%	693	457	51.6%

Other (Income) Expense, Net	(470)	128	N/A	(484)	(213)	127.2%

Total Operating Expenses	8,911	8,705	2.4%	18,319	16,572	10.5%

INCOME BEFORE INCOME TAXES	8,692	10,332	-15.9%	14,679	15,435	-4.9%

INCOME TAX PROVISION	3,267	3,745	-12.8%	5,415	5,488	-1.3%

NET INCOME	$5,425	$6,587	-17.6%	$9,264	$9,947	-6.9%

BASIC INCOME PER COMMON SHARE	$0.48	$0.58	-17.2%	$0.82	$0.88	-6.8%

DILUTED INCOME PER COMMON SHARE	$0.48	$0.58	-17.2%	$0.81	$0.88	-8.0%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.17	5.9%	$0.36	$0.34	5.9%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,365	11,346	0.2%	11,357	11,346	0.1%
DILUTED	11,383	11,374	0.1%	11,381	11,373	0.1%

Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30,
	2017	December 31,
	(Unaudited)	2016
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$32,030	$31,115
Accounts receivable, net of allowance for doubtful accounts of $958 and $1,004 at June 30, 2017 and December 31, 2016, respectively	134,177	125,383
Inventories	68,231	64,136
Prepaid expenses	4,203	5,006
Total current assets	238,641	225,640
PROPERTY, PLANT, AND EQUIPMENT, net	70,642	59,613
GOODWILL	11,619	11,619
OTHER ASSETS	521	566
	$321,423	$297,438

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$82,619	$85,116
Accrued liabilities	24,993	20,727
Total current liabilities	107,612	105,843
LONG TERM OBLIGATIONS	20,000	5,000
DEFERRED INCOME TAX LIABILITIES	2,047	1,993
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 5,000,000 shares authorized, non-issued or outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 11,377,982 and 11,346,060, outstanding at June 30, 2017 and December 31, 2016, respectively	114	113
Additional paid-in capital	150,696	150,404
Retained earnings	45,924	40,752
Accumulated other comprehensive income (loss)	(4,970)	(6,667)
Total Shareholders' Equity	191,764	184,602
	$321,423	$297,438